SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

SCOUT EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0504670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3550 Quesnel Drive, Vancouver, British Columbia, Canada V6L 2W6
(Address of principal executive offices) (Zip (Postal) Code)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934 and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934 and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act of 1933 registration statement file number to which this form relates: 333-136474

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Common Stock
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the common stock to be registered by this registration statement is incorporated in this registration statement by reference to the description in the prospectus included as a part of the registration statement on Form SB-2 of Scout Exploration, Inc. (registration number: 333-136474).

Item 2. Exhibits.

List below all exhibits filed as a part of this registration statement:

1.	Articles of Incorporation of Scout Exploration, Inc.*
2.	Certificate of Amendment to Articles of Incorporation of Scout Exploration, Inc.*
3.	Bylaws of Scout Exploration, Inc.*

*     Previously filed on August 10, 2006, Form SB-2 with that registration statement of
       Scout Exploration, Inc. (Registration No. 333-136474) and incorporated by reference in this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCOUT EXPLORATION, INC.

Date: October 26, 2006

By: _/s/ Kathleen Scalzo____________________
      Kathleen Scalzo, President, Treasurer and Director
      (Principal Executive, Financial and Accounting Officer)